Exhibit 99.1

Verisign Reports 13% Year-Over-Year Revenue Growth in 2011

RESTON, VA – Jan. 26, 2012 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, announced financial results for the fourth quarter of 2011 and year ended Dec. 31, 2011.

Fourth Quarter GAAP Financial Results

VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $204 million for the fourth quarter of 2011, up 3% from the prior quarter and up 14% from the same quarter in 2010. Verisign reported net income of $54 million and diluted earnings per share (EPS) of $0.34 for the fourth quarter of 2011. This compared to a net loss of $(41) million and a loss per share of $(0.23) in the same quarter in 2010. Results for the fourth quarter of 2011 included a pre-tax, $4 million non-operating accrued expense, which is non-recurring in nature and which reduced diluted EPS by $0.02. The operating margin was 45.6% for the fourth quarter of 2011 compared to 37.7% for the same quarter in 2010.

Fourth Quarter Non-GAAP Financial Results

Verisign reported net income of $64 million and diluted EPS of $0.40 for the fourth quarter of 2011, compared to net income of $55 million and diluted EPS of $0.31 in the same quarter in 2010. Results for the fourth quarter of 2011 included a pre-tax, $4 million non-operating accrued expense, which is non-recurring in nature and which reduced diluted EPS by $0.02. The operating margin was 50.9% for the fourth quarter of 2011 compared to 44.3% for the same quarter in 2010. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“In a year that saw strong growth in global internet adoption, increased demand on our DNS infrastructure, and a growing need for network security services, Verisign delivered security and stability. We were able to both invest in strengthening our infrastructure, and manage our business for growth. Also in 2011, we completed four years of board-directed restructuring, including divesting non-core businesses, and relocating our corporate headquarters. We returned divestiture proceeds to our shareholders. This restructuring has resulted in a more efficient, focused Verisign that we believe is better prepared for the opportunities ahead. We delivered for both the global community of Internet users that increasingly rely on us, and for our shareholders,” said Jim Bidzos, chairman and chief executive officer of Verisign.

2011 GAAP Financial Results

For the year ended Dec. 31, 2011, Verisign reported revenue of $772 million, up 13% from $681 million in 2010. Verisign reported net income of $143 million and diluted EPS of $0.86.

This compared to net income attributable to Verisign stockholders of $831 million and diluted EPS attributable to Verisign stockholders of $4.64 in 2010, which benefited from a net gain of $726 million, net of tax of $254 million, on the sale of the Authentication Services business. The operating margin for 2011 was 42.7% compared to 34.1% in 2010.

2011 Non-GAAP Financial Results

Verisign reported net income of $249 million and diluted EPS of $1.49 for 2011, compared to net income attributable to Verisign stockholders of $186 million and diluted EPS attributable to Verisign stockholders of $1.04 in 2010. The operating margin for 2011 was 49.7% compared to 41.8% in 2010. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“In 2011, operating discipline, focus, and the completion of our restructuring yielded solid results for the business, and we completed the return of divestiture proceeds to our shareholders,” said John Calys, interim chief financial officer of Verisign.

Financial Highlights

•

Verisign ended the fourth quarter of 2011 with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.35 billion, an increase of $111 million from the prior quarter and a decrease of $714 million from the same quarter in 2010.

•

Cash flow from operations on a consolidated basis was $124 million for the fourth quarter and $336 million for the full year. Excess tax benefits of $13 million for the full year that are associated with stock-based compensation were classified as financing cash flows.

•	Deferred revenues ended the fourth quarter of 2011 totaling $729 million, an increase of $6 million from the prior quarter and $66 million from the same quarter in 2010.

•

Capital expenditures, on a consolidated basis, were $129 million in the fourth quarter and $193 million for the full year. Capital expenditures included $106 million during the fourth quarter and $118 million for the full year for the purchase of the Reston headquarters building.

•

On Nov. 22, 2011, Verisign entered into a new $200 million unsecured revolving credit facility and borrowed $100 million of this facility on Nov. 28, 2011 in part to finance the purchase of the Reston building.

Business and Corporate Highlights

•	Verisign Registry Services ended the quarter with approximately 113.8 million active domain names in the adjusted zone for .com and .net, representing an 8% increase year-over-year.

•	In the fourth quarter, Verisign added 7.9 million new domain name registrations, representing a 4% increase year-over-year.

•	During the fourth quarter, Verisign completed the move of its corporate headquarters to Reston, VA.

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income attributable to Verisign stockholders is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Today’s Conference Call

Verisign will host a live conference call today at 4:30 p.m. (EST) to review the fourth quarter and full year results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-1399 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available on the Investor Relations section of the Verisign website at www.verisigninc.com. A telephone replay of this call will remain available at (888) 203-1112 or (719) 457-0820 (passcode: 5973481) for one week after the conference call. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the Verisign website at www.verisigninc.com.

About Verisign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether Verisign will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives; the impact of the introduction of new gTLDs; the uncertainty of whether the .com Registry Agreement renewal will occur by December 1, 2012, if at all; and when a Chief Financial Officer will be named. More information about potential factors that could affect the Company’s business and financial results is included in Verisign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2012 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$1,313,349	$1,559,628
Marketable securities	32,860	501,238
Accounts receivable, net	14,974	14,874
Deferred tax assets and other current assets	86,598	102,217

Total current assets	1,447,781	2,177,957

Property and equipment, net	327,136	190,319
Goodwill and other intangible assets, net	53,848	55,146
Other assets	27,414	20,584

Total long-term assets	408,398	266,049

Total assets	$1,856,179	$2,444,006

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$156,385	$195,235
Deferred revenues	502,538	457,478

Total current liabilities	658,923	652,713

Long-term deferred revenues	226,033	205,560
Convertible debentures, including contingent interest derivative	590,086	581,626
Long-term debt	100,000	—
Long-term deferred tax liabilities	325,527	309,696
Other long-term liabilities	43,717	17,981

Total long-term liabilities	1,285,363	1,114,863

Total liabilities	1,944,286	1,767,576

Commitments and contingencies

Stockholders’ (deficit) equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 316,781 at December 31, 2011 and 313,313 at December 31, 2010; Outstanding shares: 159,422 at December 31, 2011 and 172,736 at December 31, 2010	317	313
Additional paid-in capital	20,135,237	21,040,919
Accumulated deficit	(20,220,577)	(20,363,468)
Accumulated other comprehensive loss	(3,084)	(1,334)

Total stockholders’ (deficit) equity	(88,107)	676,430

Total liabilities and stockholders’ (deficit) equity	$1,856,179	$2,444,006

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenues	$203,646	$178,829	$771,978	$680,578

Costs and expenses:
Cost of revenues	42,016	38,265	165,246	156,676
Sales and marketing	27,772	20,529	97,432	83,390
Research and development	13,121	13,181	53,277	53,664
General and administrative	24,512	36,549	111,122	137,704
Restructuring charges	3,352	2,819	15,512	16,861

Total costs and expenses	110,773	111,343	442,589	448,295

Operating income	92,873	67,486	329,389	232,283
Interest expense	(11,859)	(121,564)	(147,332)	(157,667)
Non-operating (loss) income, net	(3,688)	7,420	11,530	20,738

Income (loss) from continuing operations before income taxes	77,326	(46,658)	193,587	95,354
Income tax (expense) benefit	(31,997)	14,991	(55,031)	(25,322)

Income (loss) from continuing operations, net of tax	45,329	(31,667)	138,556	70,032
Income (loss) from discontinued operations, net of tax	8,485	(8,838)	4,335	763,822

Net income (loss)	53,814	(40,505)	142,891	833,854
Less: Net income from discontinued operations, net of tax, attributable to noncontrolling interest in subsidiary	—	—	—	(2,887)

Net income (loss) attributable to Verisign stockholders	$53,814	$(40,505)	$142,891	$830,967

Basic income (loss) per share attributable to Verisign stockholders from:
Continuing operations	$0.28	$(0.18)	$0.84	$0.39
Discontinued operations	0.06	(0.05)	0.03	4.29

Net income (loss)	$0.34	$(0.23)	$0.87	$4.68

Diluted income (loss) per share attributable to Verisign stockholders from:
Continuing operations	$0.28	$(0.18)	$0.83	$0.39
Discontinued operations	0.06	(0.05)	0.03	4.25

Net income (loss)	$0.34	$(0.23)	$0.86	$4.64

Shares used to compute net income per share attributable to Verisign stockholders:
Basic	159,226	172,472	165,408	177,534

Diluted	160,087	172,472	166,887	178,965

Amounts attributable to Verisign stockholders:
Income (loss) from continuing operations, net of tax	$45,329	$(31,667)	$138,556	$70,032
Income (loss) from discontinued operations, net of tax	8,485	(8,838)	4,335	760,935

Net income (loss) attributable to Verisign stockholders	$53,814	$(40,505)	$142,891	$830,967

The following table presents the classification of stock-based compensation:
Cost of revenues	$1,376	$1,217	$6,655	$4,473
Sales and marketing	1,206	1,454	6,062	4,419
Research and development	961	1,178	4,926	4,989
General and administrative	3,622	4,707	19,928	20,136
Restructuring charges	—	1,277	5,701	2,321

Stock-based compensation for continuing operations	7,165	9,833	43,272	36,338
Discontinued operations	—	144	—	15,840

Total stock-based compensation expense	$7,165	$9,977	$43,272	$52,178

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2011	2010

Cash flows from operating activities:
Net income	$142,891	$833,854
Adjustments to reconcile net income to net cash provided by operating activities:
Net gain on sale of discontinued operations, net of tax	—	(725,254)
Depreciation and amortization	55,706	67,655
Stock-based compensation	43,272	52,178
Excess tax benefit associated with stock-based compensation	(13,420)	(131,926)
Other, net	12,965	9,474
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	(251)	13,147
Deferred tax assets and other assets	11,043	(19,105)
Accounts payable and accrued liabilities	18,162	34,952
Deferred revenues	65,533	80,231

Net cash provided by operating activities	335,901	215,206

Cash flows from investing activities:
Proceeds received from divestiture of businesses, net of cash contributed and transaction costs	—	1,162,306
Proceeds from maturities and sales of marketable securities and investments	546,006	313,817
Purchases of marketable securities and investments	(78,975)	(787,718)
Purchases of property and equipment	(192,660)	(80,527)
Other investing activities	(1,129)	(4,788)

Net cash provided by investing activities	273,242	603,090

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	49,983	92,510
Repurchases of common stock	(550,097)	(449,749)
Payment of dividends to stockholders	(463,498)	(518,217)
Excess tax benefit associated with stock-based compensation	13,420	131,926
Proceeds received from borrowings	100,000	—
Repayment of borrowings	(1,067)	(1,004)
Other financing activities	(939)	(740)

Net cash used in financing activities	(852,198)	(745,274)

Effect of exchange rate changes on cash and cash equivalents	(3,224)	9,440

Net (decrease) increase in cash and cash equivalents	(246,279)	82,462
Cash and cash equivalents at beginning of period	1,559,628	1,477,166

Cash and cash equivalents at end of period	$1,313,349	$1,559,628

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$140,193	$148,870

Cash paid for income taxes, net of refunds received	$6,567	$8,502

Payable to purchaser of divested business	$—	$(4,250)

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2011		Three Months Ended December 31, 2010
	Operating Income	Net Income	Operating Income	Net (Loss) Income

GAAP as reported	$92,873	$53,814	$67,486	$(40,505)
Discontinued operations		(8,485)		8,838
Adjustments:
Stock-based compensation	7,165	7,165	8,556	8,556
Amortization of other intangible assets	325	325	324	324
Restructuring charges	3,352	3,352	2,819	2,819
Contingent interest payment to holders of Convertible Debentures				109,113
Unrealized loss on contingent interest derivative on Convertible Debentures		1,625		1,625
Non-cash interest expense		1,555		2,294
Tax adjustment		4,593		(38,412)

Non-GAAP as adjusted	$103,715	$63,944	$79,185	$54,652

Diluted shares		160,087		174,014

Per diluted share, non-GAAP as adjusted		$0.40		$0.31

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the Company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010

Revenues	$203,646	$196,965	$189,844	$181,523	$178,829

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Year Ended		Year Ended
	December 31, 2011		December 31, 2010
	Operating Income	Net Income	Operating Income	Net Income Attributable to Verisign Stockholders

GAAP as reported	$329,389	$142,891	$232,283	$830,967
Discontinued operations		(4,335)		(760,935)
Adjustments:
Stock-based compensation	37,571	37,571	34,017	34,017
Amortization of other intangible assets	1,293	1,293	1,293	1,293
Restructuring charges	15,512	15,512	16,861	16,861
Contingent interest payment to holders of Convertible Debentures		100,020		109,113
Unrealized loss on contingent interest derivative on Convertible Debentures		1,125		500
Non-cash interest expense		6,540		7,929
Tax adjustment		(51,663)		(54,198)

Non-GAAP as adjusted	$383,765	$248,954	$284,454	$185,547

Diluted shares		166,887		178,965

Per diluted share, non-GAAP as adjusted		$1.49		$1.04

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the Company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Year Ended
	December 31, 2011	December 31, 2010

Revenues	$771,978	$680,578